                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, VMIC, Inc. has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama on January 22, 1999.

                                VMIC, INC.


                                       Carroll E. Williams
                                By:___________________________________________
                                        Carroll E. Williams, President,
                                        CEO and Chairman of the Board

                                        Mary W. Williams
                                By:____________________________________________
                                        Mary W. Williams, Director,
                                        Secretary and Treasurer

                                        Arthur Faulkner
                                By:____________________________________________
                                        Arthur Faulkner, Director

                                        Alfred F. Castelyn
                                By:____________________________________________
                                        Alfred F. Castelyn, Director,
                                        Vice President Sales and Marketing


                                By:____________________________________________
                                        Ernest Potter, Director

                                        R. Gary Saliba
                                By:____________________________________________
                                        R. Gary Saliba, Director

                                        Jim Caudle, Sr.
                                By:____________________________________________
                                        Jim Caudle, Sr., Director

                                PART II

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On November 30, 1997, the Company completed a private placement stock offering of common stock, receiving net proceeds of $3.0 million from the sale of 300,000 shares of stock. After payment of offering expenses and legal fees, the Company used approximately $2.0 million of the offering proceeds to repay
the  balance of its working line of credit.   The  balance  of  the  offering
proceeds, approximately $1.0 million, was used for general working capital purposes.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER          DESCRIPTION
_________       _______________________________________________________________

3.1 Certificate of Incorporation of VME Microsystems International Corporation and Amendments

3.2             By-Laws of VME Microsystems International Corporation and
                Amendments

10.1            Consolidated Nonqualified and Incentive Stock Option Plan*

10.2            Form of Nonqualified Stock Option Agreement*

10.3            Form of Incentive Stock Option Agreement*

10.4            1992 Employee Stock Purchase Plan and Amendment*

27.1            Financial Data Schedule (for SEC use only)**

------------------
*Management contract or compensatory plan or arrangement
**To be filed by amendment.

                               INDEX OF EXHIBITS


3.1 Certificate of Incorporation of VME Microsystems International Corporation and Amendments

3.2             By-Laws of VME Microsystems International Corporation and
                Amendments

10.1            Consolidated Nonqualified and Incentive Stock Option Plan*

10.2            Form of Nonqualified Stock Option Agreement*

10.3            Form of Incentive Stock Option Agreement*

10.4            1992 Employee Stock Purchase Plan and Amendment*

27.1            Financial Data Schedule (for SEC use only)**

----------------
*Management contract or compensatory plan or arrangement.
**To be filed by Amendment.

                         CERTIFICATE OF INCORPORATION

                                      OF

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION


        1. The name of the corporation is VME Microsystems International Corporation.

        2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is:

                (a) To develop, manufacture, invent, diagram, patent, copyright, own, hold, use, improve, repair, sell, market, advertise or otherwise produce, deal in or distribute VMEbus board level products and intelligent I/O controllers, microcomputers, intelligent data acquisition and control systems, I/O modules, synchro/resolver modules, converter modules, test modules and all other and similar, related and peripheral products.

                (b) To develop, build, manufacture, process, compound or otherwise produce; to purchase, lease, exchange, take, receive, or otherwise acquire; to own, hold, use, operate, manage, improve, repair, or otherwise have an interest in or deal with; to sell, lease, exchange, convey, assign, mortgage, pledge, hypothecate, distribute, or otherwise deal in and dispose of buildings, structures, machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes, systems, goods, wares and merchandise of every kind, nature and description and to engage in any industrial, manufacturing, mining, mercantile, trading, agricultural, service or other lawful business of any kind or character whatsoever.

                (c) To purchase, lease, exchange, take, receive or otherwise acquire; to own, hold, use, operate, manage, improve, repair or otherwise have an interest in or deal with; to sell, lease, exchange, convey, assign, mortgage, pledge, hypothecate, distribute or otherwise deal in and dispose of property, whether real, personal, or mixed, of every kind, character and description whatsoever and wheresoever situated or any interest therein.

                (d) To hold, own, use, operate, manage, improve, repair, erect or otherwise have an interest in or deal with any building or other structure located on real property which is owned, held by or leased by the corporation or in which the corporation has any interest whatsoever.

                (e) To render to others and to engage in the business of rendering to others consulting, advisory, administrative, industrial, engineering, accounting, bookkeeping and other services of every nature, kind and other services of every nature, kind and character, whether similar or dissimilar to those hereinabove set forth, which a corporation may legally render.

                (f) To purchase, lease, exchange, take, receive or otherwise acquire all or any part of or any interest in the properties, assets, business, good will and rights of any person, firm, corporation,
        country, state,  county,  municipality or   governmental   unit,
        department,   division,   agency  ,  authority,  or instrumentality; to
        pay for the same or any part or combination thereof in cash, in shares of stock, bonds or other securities or evidences of obligations or indebtedness of this corporation or of any other corporation by undertaking, assuming or guaranteeing the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtednesses, guarantees, liabilities and obligations of the transferor or by any combination of any of the foregoing; to own, hold, use, operate, manage, improve, repair, reorganize or otherwise convey, assign,
        mortgage,  pledge,   hypothecate,  distribute,  liquidate  or otherwise
        deal in and dispose of all or any part of or any interest in such properties, assets, business, good will and rights, and, in conjunction with any of the foregoing, to undertake, assume or
        guarantee the whole or any part of  the  bonds,   mortgages,
        franchises, leases, contracts, indebtednesses, guarantees, liabilities and obligations of the transferor.

                (g) To develop, apply for, register, take licenses in respect of, purchase, lease, exchange, take, receive or otherwise acquire; to own, hold, use, operate, manage, manufacture under, improve or otherwise have an interest in or deal with; to sell, lease, exchange, convey, assign, grant licenses in respect of, mortgage, pledge, hypothecate, distribute or otherwise deal in and dispose of; to contract with reference to any and all inventions, devices, formulae, technical or business information, including trade secrets,
        knowhow, processes, improvements   and  modifications  thereof,
        letters, patent and all rights connected therewith or appertaining thereto, copyrights, trademarks, trade names, trade symbols and other indications of origin and ownership, franchises, licenses, concessions, patents or other rights granted by or recognized under the laws of any country, state, county, municipality or governmental unit, department, division, agency, authority or instrumentality.

                (h) To purchase, subscribe for in its own name or in the name of another, exchange, take, receive or otherwise acquire, to guarantee, to invest or reinvest in, to underwrite, to own, hold, use, manage or otherwise have an interest in or deal with, to sell, exchange, convey, assign, mortgage, pledge, hypothecate, distribute or otherwise deal in and dispose of any stock, bond or other security, evidence of obligation or indebtedness of any person, firm, corporation, country, state, county, municipality or governmental unit, department, division, agency, authority or instrumentality; to issue in connection with any acquisition of any of such property shares of stock, bonds or other securities or evidences of indebtedness or obligation of this corporation; and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends, income and other rights accruing on or from such property, to possess and exercise in respect thereof all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time to the same extent as natural persons might or could do, to aid by loan, subsidy, guaranty or in any other manner, financially or otherwise, those issuing, creating, or responsible for any such property, and to do any other acts or things designed to protect, preserve, improve or enhance the value of any such property.

                (i) To the full extent permitted by the General Corporation Law of Delaware, to purchase, exchange, take, receive or otherwise acquire, to own, hold, use or otherwise have an interest in or deal with, to sell, exchange, convey, assign, mortgage, pledge, hypothecate, distribute or otherwise deal in or dispose of shares of its own stock.

                (j) To borrow or raise money and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute, issue and
        deliver all kinds of securities   including,   but  not  limiting  the
        generality thereof, bonds, debentures, drafts, bills of exchange, warrants, notes and other negotiable and nonnegotiable instruments and evidences of obligation or indebtedness; and to secure the payment and full performance of such by mortgage on, or pledge, conveyance or assignment in trust of, all or any part of or any interest in the property of the corporation, either real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired.

                (k) To guarantee the obligations of and to lend its aid and credit to any person, firm, corporation, country, state, county, municipality or governmental unit, department, division, agency, authority or instrumentality, and to secure the same by mortgage on or pledge, conveyance or assignment in trust of all, any part of or any interest in the property of the corporation, either real, personal, or mixed, including contract rights, whether at the time owned or thereafter acquired.

                (l) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is 2,000,000 and the par value of each of such shares is $.10 amounting in the aggregate to $200,000. The Board of Directors may establish the various rights and preferences with respect to any new or different series or classes of stock which may be authorized and designated from time to time.

        5.    The name and mailing address of the incorporator is as follows:

                 NAME                   MAILING ADDRESS

                 C. Larimore Whitaker   1400 Park Place Tower
                                        Birmingham, Alabama 35203


        6. The names and mailing addresses of each person who is to serve as a director until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

                NAME                    MAILING ADDRESS

                Carroll E. Williams     10110 Shades Road
                                        Huntsville, Alabama 35803

                Mary Williams           10110 Shades Road
                                        Huntsville, Alabama 35803

        7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                (a)  To make, alter or repeal the by-laws of the corporation.

                (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                (d) Subject to the other provisions of the certificate of incorporation, to determine whether any, and if any, what part of the earnings and assets of the corporation legally available for dividends shall be declared in dividends and paid to the stockholders, and whether or not in cash or capital stock of the corporation or in other property, and generally to determine and direct the use and disposition of any earnings and assets, and to fix the times for the declaration and payment of dividends and to close the stock books of the corporation or fix a record date for purposes of determining the stockholders entitled to participate in any transfers in connection with any such corporate act.

                (e) To determine from time to time whether and to what extent and at what times the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Delaware or authorized by resolution of the board of directors or the stockholders.

                (f) At any time, and from time to time when authorized by resolution of the board of directors, and without any action by its stockholders, the board of directors may cause the corporation to issue or sell any shares of its capital stock of any class, whether such shares are issued or sold out of the unissued shares thereof authorized by the certificate of incorporation, as from time to time amended, or out of shares of its capital stock acquired by it after the issue thereof; the board of directors also may cause the corporation to issue and sell its obligations, secured or unsecured, and in bearer or
        registered  or such   other   form,   and  including  such provisions
        as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and mortgage or pledge, as security therefor, any property of the corporation, real or personal including after-acquired property; and the board of directors may cause the corporation to issue or grant warrants or options, in bearer or registered or such other form as the board of directors may determine, for the purchase of shares of its capital stock of any class, within such period of time, or without limit as to time, and at such price per share, as the board of directors may determine. Any options or warrants issued or granted pursuant to the last sentence may be issued or granted separately or in connection with the issue of any bonds, debentures, notes or other evidences of indebtedness or in connection with other shares of the capital stock of any class of the corporation. The board of directors may cause the corporation to issue and sell shares of its capital stock of any class, including warrants and options, and to issue and sell its obligations for such consideration as may from time to time be fixed by the board of directors, and the corporation may receive in payment in whole or in part, for any such securities issued or sold by it, cash, labor done, personal property or real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of the labor, personal property or real property or leases thereof so received shall be conclusive.

                (g) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or
        disqualified  member.   Any such  committee,  to  the  extent  provided
        in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                (h) When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

        8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        10.  The election of directors need not be conducted by written ballot.

        11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand and seal this 16th day of December, 1985.


                                ___________________________________ (SEAL)
                                C. Larimore Whitaker

                          CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

        VME Microsystems International Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as

"the Corporation"), DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of the Corporation duly held on October 30, 1986, a resolution was duly adopted setting forth a proposed amendment to the certificate of Incorporation of the Corporation and declaring said amendment advisable and proposing adoption of said amendment at the annual meeting of stockholders of the Corporation.  The resolution setting forth such proposed amendment is as follows:

        "RESOLVED, that effective as of December 6, 1986, the Certificate of Incorporation of the Corporation be amended by adding to Article (paragraph) 6 the following:

        The number of directors and the manner of their election shall be as prescribed by the by-laws."

        SECOND: That on December 6, 1986, pursuant to the by-laws of the

Corporation, and after due notice to the stockholders as provided by the by-laws, at the annual meeting of the stockholders, the aforementioned proposed amendment was considered and a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment.

        THIRD: That at a meeting of the Board of Directors of the Corporation duly held on October 30, 1986, a resolution was duly adopted setting forth a proposed amendment tot he Certificate of Incorporation of the Corporation and

declaring said amendment advisable and proposing that same be adopted at the annual meeting of stockholders.  The resolution setting forth the proposed amendment is as follows:

        "RESOLVED, that effective as of December 6, 1986, the Certificate of Incorporation of the Corporation be amended by adding thereto a new Article (paragraph) 12, which shall read in its entirety as follows:

        12. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
        (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
        (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 12 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

        FOURTH: That pursuant to the by-laws of the Corporation the annual meeting of stockholders was duly called and held upon due notice on December 6,

1986, at which meeting such proposed amendment was duly considered and a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment.

        FIFTH: That both of said amendments set out hereinabove were duly adopted in accordance with Section 242 of the General Corporation Law of the

State of Delaware.

        SIXTH: That pursuant to the resolutions of the Board of Directors set forth above and Section 103(d) of the General Corporation Law of the State of

Delaware, said amendment shall become effective as of December 6, 1986.

        IN WITNESS WHEREOF, VME Microsystems International Corporation has

caused its corporate seal to be hereunto affixed and this Certificate of

Amendment to be executed by its President and attested by its Secretary, this

6th day of December, 1986.

                                VME MICROSYSTEMS INTERNATIONAL CORPORATION

                                       CARROLL E. WILLIAMS
                                By:_______________________________________
                                       President
ATTEST:

___________________________________
Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

        VME Microsystems International Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "the Corporation"), DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of the Corporation duly held on October 28, 1991, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment advisable and proposing adoption of said amendment at the annual meeting of stockholders of the Corporation. The resolution setting forth such proposed amendment is as follows:


        "RESOLVED, that effective as of December 14, 1991, the Certificate of Incorporation of the Corporation be amended by changing Article (paragraph) 4, to read as follows:

        4. The total number of shares of stock which the Corporation shall have authority to issue is 3,000,000 shares of common stock, and that the par value of each such share is $.10, amounting in the aggregate to $300,000. The Board of Directors may establish the various rights and preferences with respect to any new or different series or classes of stock which may be authorized and designated from time to time."

        SECOND: That on December 14, 1991, pursuant to the By-Laws of the Corporation, and after due notice to the stockholders as provided by the By-Laws, at the annual meeting of the stockholders, the aforementioned proposed amendment was considered and a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment.

        THIRD: That said amendment set out hereinabove was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That pursuant to the resolution of the Board of Directors set forth above and Section 103(d) of the General Corporation Law of the State of Delaware, said amendment shall become effective on filing.

        IN WITNESS WHEREOF, VME Microsystems International Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be executed by its President and attested by its Secretary, this 14th day of December, 1991.

                                VME MICROSYSTEMS INTERNATIONAL CORPORATION

                                      CARROLL E. WILLIAMS
                                By:_______________________________________
                                   President
ATTEST:

___________________________________
Secretary

                           CERTIFICATE OF AMENDMENT
                                     OF
                         CERTIFICATE OF INCORPORATION
                                     OF
                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

        VME Microsystems International Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "the Corporation"), DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of the Corporation duly held on December 1, 1995, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment advisable and proposing adoption of said amendment at the annual meeting of stockholders of the Corporation. The resolution setting forth such proposed amendment is as follows:

        "RESOLVED, that effective as of December 9, 1995, the Certificate of Incorporation of the Corporation be amended by changing article (paragraph) 4, to read as follows:

        4. That the total number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of common stock, and that the par value of each such share is $.10, amounting in the aggregate to $500,000. The Board of Directors may establish the various rights and preferences with respect to any new or different series or classes of stock which may be authorized and designated from time to time."

        SECOND: That on December 9, 1995, pursuant to the By-Laws of the Corporation, and after due notice to the stockholders as provided by the By-Laws, at the annual meeting of the stockholders, the aforementioned proposed amendment was considered and a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment.

        THIRD: That said amendment set out hereinabove was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That pursuant to the resolution of the Board of Directors set forth above and Section 103(d) of the General Corporation Law of the State of Delaware, said amendment shall become effective on filing.

        IN WITNESS WHEREOF, VME Microsystems International Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be executed by its President and attested by its Secretary, this 9th day of December 1995.

                                VME MICROSYSTEMS INTERNATIONAL CORPORATION

                                       Carroll E. Williams
                                By:________________________________________
                                   President
ATTEST:
_________________________________
Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

        VME Microsystems International Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "the Corporation"), DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of the Company duly held on November 12, 1998, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment advisable and proposing adoption of said amendment at the annual meeting of stockholders of the Corporation. The resolution setting forth such a proposed amendment is as follows:

        "RESOLVED, that the Certificate or Incorporation of the corporation be amended by changing article (paragraph) 1. To read as follows:

        The name of the corporation is VMIC, INC."

        SECOND:   That on December 12, 1998, pursuant to the By-Laws of the
Corporation, and after due notice to the stockholders as provided by the By-Laws, at the annual meeting of the stockholders, the aforementioned proposed amendment was considered and a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment.

        THIRD: That said amendment set out hereinabove was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH:   That pursuant to the resolution of the Board of Directors set forth above and Section 103(d) of the General Corporation Law of the State of Delaware, said amendment shall become effective on filing.

        IN WITNESS WHEREOF, VME Microsystems International Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be executed by its President and attested by its Secretary, this ___ day of ______________________, 1998.

                                VME MICROSYSTEMS INTERNATIONAL CORPORATION

                                       Carroll E. Williams
                                By:_______________________________________
                                   Its President
ATTEST:

___________________________________
Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

        VME Microsystems International Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of

Delaware, DOES HEREBY CERTIFY:

        FIRST:  That at a meeting of the board of Directors of VME Microsystems

International Corp. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a  meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of VME Microsystems International Corp. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

        FOURTH:   The total numbers of shares of stock which the corporation shall have the authority to issue is 10,000,000 shares of common stock, and that the par value of each such share is $.10, amounting in the aggregate to 1,000,000.

        SECOND:   That thereafter, pursuant to resolution of its Board of

Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General

Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.

        IN WITNESS WHEREOF, said VME Microsystems International Corp.

has caused this certificate to be signed by Carroll E. Williams, its

President, this *** Date of Signature***.

                                VME Microsystems International Corp.

                                    Carroll E. Williams
                                By:___________________________________
                                    President

                                    BY-LAWS

                                      OF

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                            ______________________


                              ARTICLE I.  OFFICES

        The principal office of the corporation in the State of Alabama shall be located in the City of Huntsville, Madison County. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                      ARTICLE II.  SHAREHOLDERS MEETINGS

Section 1.  ANNUAL MEETING.  The annual meeting of the shareholders shall be held on the first Saturday in December in each year, beginning with the year

1986, at the hour of eleven o'clock A.M., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of Alabama, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at the adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may

be.

Section 2.  SPECIAL MEETINGS.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the president or by the Board of Directors, and shall be called by the president or secretary at the request of the holder(s) of not less than one-third of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3.  PLACE OF MEETING.  The Board of Directors may designate any place,

either within or without the State of Alabama, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Alabama, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Alabama.

Section 4.  NOTICE OF MEETING.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise prescribed by law, be delivered not less than ten (10) nor more than twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the

Unites States Mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. VOTING RECORD.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least five (5) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof,

arranged in alphabetical order, with the address of and the number of shares held by each.  For a period of five days prior to any meeting of stockholders,

such list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder making written request therefor at any time during usual business hours.  The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 6.  QUORUM.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are present at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.  PROXIES.  At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 8.  VOTING OF SHARES.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 9.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer,

agent or proxy as the by-laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation,

shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 10.  Informal Action by Shareholders.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III. BOARD OF DIRECTORS

Section 1.  GENERAL POWERS.  The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2.  NUMBER, TENURE AND QUALIFICATIONS.  The number of directors of the corporation shall be five.  Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified, except as provided hereinafter in section 10 of this article.  Directors need not be residents of the State of Alabama and do not have to be shareholders of the corporation.

Section 3.  REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the

State of Alabama, for the holding of additional regular meetings without other notice than such resolution.

Section 4.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the president or any two directors.

Section 5.  PLACE OF MEETING.  The Board of Directors may designate any place,

either within or without the State of Alabama, as the place of meeting for any regular or special meeting of the Board of Directors.  Members of the Board of

Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 6.  NOTICE.  Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed,

such notice shall be deemed to be delivered when deposited in the United States

Mail, so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.  QUORUM.  A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum,

until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present, or the refusal of any director present to vote.

Section 8.  MANNER OF ACTING.  The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of

Directors.

Section 9.  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10.  VACANCIES.  Any vacancy occurring in the Board of Directors,

including newly created directorships, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of

Directors.  A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders; or if no annual meeting is held,

then until his successor is elected.  Provided, however, that the initial Board of Directors, being five in number as provided under section 2 above, shall be elected by the shareholders at a special meeting or the initial meeting thereof.

Section 11.  COMPENSATION.  By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, any may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12.  PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation within twenty-four hours after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor or such action.

                             ARTICLE IV.  OFFICERS

Section 1.  NUMBER.  The officers of the corporation shall be a president, one or more vice-presidents, a secretary and a treasurer (or a secretary-

treasurer), all of whom shall be elected by the Board of Directors; provided,

however, that only the office of president and secretary is required to be filled and the provisions hereof relating to other officers shall only be effective if such offices are filled by appointment of persons to such offices by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2.  ELECTION AND TERM OF OFFICE.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of

Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  REMOVAL.  Any officer or agent may be removed by the Board of

Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  VACANCIES.  A vacancy in any office because of death, resignation,

removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  PRESIDENT.  The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of

Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  VICE-PRESIDENTS.  In the absence of the president or in the event of his or her death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation,

then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice-president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation; and

shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 7.  THE SECRETARY.  The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president,

any vice-president, or the treasurer, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president of by the Board of Directors.

Section 8.  THE TREASURER.  The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; (c) in general perform all of the duties as from time to time may be assigned to him by the president or by the Board of Directors.  The treasurer may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of

Directors, certificates for shares of the corporation.  If required by the

Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 9.  SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.  LOANS.  No loans shall be contracted on behalf of the corporation unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.  CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                     ARTICLE VI.  CERTIFICATES FOR SHARES

Section 1.  CERTIFICATES FOR SHARES.  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of

Directors.  Such certificates shall be signed by the chairman of the board, the president, any vice-president, or the treasurer, and by the secretary, and sealed with the corporate seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a register, other than the corporation itself or one of its employees.  Each certificate for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for alike number of shares shall have been surrendered or canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe or approve.

Section 2.  TRANSFER OF SHARES.  Transfer of shares to the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3.  LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES.  No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of

Directors may in its discretion require, and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

                           ARTICLE VII.  FISCAL YEAR

The fiscal year of the corporation shall begin and end on such dates annually as shall be determined by the Board of Directors.

                           ARTICLE VIII.  DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                          ARTICLE IX.  CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

                         ARTICLE X.  WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or the provisions of the

Articles of Incorporation or under the provisions of any law governing the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI.  AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors, or alternatively by the shareholders, at any regular or special meeting of either; provided, however, that the Board of

Directors may not alter, amend or repeal any By-Law establishing what constitutes a quorum at shareholders meetings.

                                FIRST AMENDMENT

                                      TO

                                  THE BY-LAWS

                                      OF

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION


        Pursuant to Article XI of the By-Laws (the "By-Laws") of VME Microsystems International Corporation (the "Corporation"), the By-Laws are hereby amended as follows:

        Effective on the date hereof, the By-Laws of the Corporation are hereby amended by adding a new Article XII as follows:

                                  ARTICLE XII

                                INDEMNIFICATION

        (a)RIGHT TO INDEMNIFICATION. Each person who was or is made a party of is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or any officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation and as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any their capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware General Corporation Law, as the same exists or any hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section (c) of this
Article XII with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

        RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Article shall include the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. The rights to indemnification and to the advancement of expenses conferred in subparagraphs (a) and (b) of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under subparagraphs (a) and (b) Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (I) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses it shall be a defense that, and
(ii) in any suit brought by the corporation to recover an advancement f expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has me the applicable standard of conduct set forth in Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XII or otherwise shall be on the corporation.

        Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this Article XXXII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholder or disinterested directors or otherwise.

        Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.

        Except as amended above, the By-Laws shall remain in full force and effect.

        Done this the ______ day of _____________________, 1997.


                                  Carroll E. Williams
                                _____________________________________________
                                Chairman of the Board of Directors
                                Of VME Microsystems International Corporation

                              SECOND AMENDMENT TO

                                    BY-LAWS

                                      OF

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                               OCTOBER 28, 1991

                           _________________________

        At a regularly scheduled meeting of the Board of Directors of the corporation held on October 28, 1991, in Huntsville, Alabama, with all directors present and voting in favor, ARTICLE II.  SHAREHOLDERS MEETINGS,  Section 1.

Annual Meeting, was amended to read as follows:

        The annual meeting of the shareholders shall be held on the second Saturday in December in each year, beginning with the year 1991, at the hour of ten o'clock A.M., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

        All other provisions of ARTICLE II., Section 1., shall remain the same.

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN

                                   ARTICLE I

                                  DEFINITIONS


Sec. 1.1 Definitions

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

        (a)"Company" shall mean VME Microsystems International Corporation, a Delaware corporation.

        (b) "Board" shall mean the Board of Directors of the Company.

        (c) "Committee" shall mean the Unqualified Stock Option Plan Committee of the Board.

        (d) " Stock", with respect to each share to which that term refers, shall mean one (1) share of Common Stock of the Company, par value $.10 per share.

        (e) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

        (f) Optionee" shall mean an employee to whom an Option has been granted hereunder.

        (g) "Plan" shall mean the Nonqualified Stock Option Plan, the terms of which are set forth herein.

        (h)"Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Options may purchase Stock hereunder.

                                  ARTICLE II

                                   THE PLAN

Sec. 2.1 Name

This Plan shall be known as the "Nonqualified Stock Option Plan."

Sec. 2.2 Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to key employees of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such employees of Options under the terms set forth herein. By thus encouraging such employees to become owners of Stock of the Company, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

Sec. 2.3 Effective Date

Subject to ratification and approval of the Plan by the holders of a majority of the outstanding common stock of the Company the Plan shall be deemed adopted and shall become effective upon its approval by the Board.

                                  ARTICLE III

                                 PARTICIPANTS

Sec. 3.1 Eligibility

Except as otherwise provided herein, any officer or other key employee of the company shall be eligible to participate in the Plan; provided that such officer or other key employee of the Company, if requested by the Committee, shall execute an agreement with the Company pursuant to which such officer or other key employee shall agree, under the circumstances and for the period specified in such agreement, not to compete with the Company; and provided further, that no member of the Committee shall be eligible to participate. The Committee may grant Options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

                                   ARTICLE IV

                                 ADMINISTRATION

Sec. 4.1 Duties and Powers of Committee

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible employees those to whom and the time or times at which Options may be granted, the number of shares of Stock to be subject to each Option, and the period for the exercise of such Option, which need not be the same for each grant hereunder. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable in the administration of the Plan.

Sec. 4.2 Majority Rule

The Committee initially shall consist of three persons whose actions in administering the Plan shall be final and binding on all parties. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

Sec. 4.3 Company Assistance

The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN

Sec. 5.1 Limitations

The number of shares of Stock which may be issued and sold hereunder shall not exceed 58,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Section 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.


Sec. 5.2 Options Granted Under Plan

Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination, or cancellation relates.

Sec. 5.3 Antidilution

In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend,

        (a) the aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

        (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; or

        (c) where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, unless the Board and the Board of Directors of the surviving corporation determines otherwise (in which case each outstanding Option will be converted to an Option on the common stock of the surviving corporation), each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in full, without regard to any installment exercise provisions, to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.

                                  ARTICLE VI

                                    OPTIONS

Sec. 6.1 Option Grant and Agreement

Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

Sec. 6.2 Option Price

The price of the Stock subject to each Option shall be $.50 per share, or such other price as the Committee may from time to time determine.

Sec. 6.3 Option Period

The period for the exercise of each Option granted hereunder shall be determined by the Committee.

Sec. 6.4 Option Exercise

        (a) Subject to Section 6.6 hereof, no Option granted hereunder shall be exercisable unless and until the Optionee shall have been or remained in the employ of the Company or its subsidiaries for one (1) year from and after the date such Option was granted, at which time the Optionee shall be entitled to exercise the Option with respect to ten percent (10%) of the shares represented thereby. When the Optionee has remained in the employ of the Company or its subsidiaries for two (2) years from and after the date the Option was granted, the Optionee may exercise the Option with respect to an additional twenty percent (20%) of the shares represented thereby, followed by an additional thirty percent (30%) after three (3) years, and an additional forty percent (40%) after four (4) years. The right to exercise any unexercised Option may be carried over from year to year.

        (b) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof as determined by the Committee, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

Sec. 6.5 Nontransferability of Option

No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him.

Sec. 6.6 Effect of Death or Other Termination of Employment

        (a) In the even that the employment of an Optionee to whom an Option shall have been granted shall be terminated for any reason other than death or the total and permanent disability of such Optionee, such Option may be exercised at any time prior to the expiration date of the Option or within thirty (30) days after the date of such termination, whichever is earlier, but only to the extent such Optionee had the right to exercise such Option at the date of such termination.

        (b) If an Optionee to whom an Option shall have been granted shall be or become totally and permanently disabled while he is employed by the Company or within thirty (30) days after the termination of his employment, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his total and permanent disability) by such Optionee or by such Optionee's personal representatives at any time prior to the expiration of six months following the date of total or permanent disability (but not to exceed the original expiration date of the Option).

        (c) In the event of the death of an Optionee, the executor or administrator of the estate of the Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to exercise the Optionee's Option for a period of six months following the date of death (but not to exceed the original expiration date of the Option).

        (d) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

Sec. 6.7 Rights as Stockholder

An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                                  ARTICLE VII

                              STOCK CERTIFICATES

Sec. 7.1 Stock Certificates

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

        (a) the completion of any registration of other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

        (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

        (c) the lapse of such reasonable period of time following the exercise of the Option as the Committee form time to time may establish for reasons of administrative convenience.

                                 ARTICLE VIII

             TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN

Sec. 8.1 Termination, Amendment, and Modification of the Plan

The board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may:

        (a) increase the total number of shares of Stock subject to the Plan except as contemplated in Section 5.3 hereof;

        (b) withdraw the administration of the Plan from the Committee; or

        (c) permit any person while a member of the Committee to be eligible to receive an Option under the Plan; and provided further, that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore granted pursuant to the Plan without the consent of the Optionee or transferee of the Option.

                                  ARTICLE IX

                                 MISCELLANEOUS

Sec. 9.1 Employment

Nothing in the plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company.

Sec. 9.2 Other Compensation Plans

The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

Sec. 9.3 Plan Binding on Successors

The Plan shall be binding upon the successors and assigns of the Company.

Sec. 9.4 Singular, Plural; Gender

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

Sec. 9.5 Headings, Etc., No Part of Plan

Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN


                             AMENDMENT TO SEC. 6.4

       Pursuant to the provisions of Article VIII, Sec. 8.1, the Board of Directors on January 18, 1988, did approve the following amendments to the Plan, hich shall be added following the present provisions in Sec. 6.4(a), as follows:

SEC. 6.4 OPTION EXERCISE

        (a)     *            *               *            *        *       *

        Provided, however, that options granted to members of the Board of Directors, who are not employees at the time of grant of such option, may be exercised immediately, and for such duration as the Committee shall determine in the grant of such option, but in any event within thirty (30) days of termination of being a Director. In the event no limitation is placed upon exercise of such option in the grant thereof by the Committee, then same shall remain exercisable indefinitely, subject to the foregoing limitations (?6.6 and within 30 days of termination of being a Director).

                   VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN


                             AMENDMENT TO SEC. 5.1

Pursuant to the provisions of Article VIII, Sec. 8.1, the Board of Directors on November 17, 1987, did approve the following amendments to the Plan, and the stockholders at the annual meeting on December 5, 1987, did ratify and approve such amendments, which are as follows:

SEC. 5.1 LIMITATION

The number of shares of stock which may be issued and sold hereunder shall not exceed 103,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Sec. 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

                             AMENDMENT TO SEC. 3.1

SEC. 3.1 ELIGIBILITY

Except as otherwise provided herein, any officer, member of the Board of Directors, or other key employees of the Company shall be eligible to participate in the Plan; provided that such officer, member of the Board of Directors or other key employee of the Company, if requested by the Committee, shall execute an agreement with the Company pursuant to which such officer or other key employee shall agree, under the circumstances and for the period specified in such agreement, no to compete with the Company; and provided further, that no member of the Committee, except members of the Board of Directors, shall be eligible to participate. The Committee may grant options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

                             AMENDMENT TO SEC. 8.1

SEC. 8.1 TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or ratify, the Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may:

        (a) increase the total number of shares of Stock subject to the Plan except as contemplated in Section 5.3 hereof;

        (b) withdraw the administration of the Plan from the Committee; or

        (c) permit any person while a member of the Committee, except members of the Board of Directors, to be eligible to receive an Option under the Plan; and provided further, that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore granted pursuant to the Plan without the consent of the Optionee or transferee of the Option.

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN

                             AMENDMENT TO SEC. 5.1

Pursuant t the provisions of Article VIII, Sec. 8.1, the Board of Directors on May 30, 1986, did approve the following amendment to the Plan, and the stockholders at a special, called meeting thereof on June 6, 1986, did ratify and approve such amendment, which is as follows:

"SEC. 5.1 LIMITATIONS

The number of shares of Stock which may be issued and sold hereunder shall not exceed 78,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Sec. 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company."

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN


                             AMENDMENT TO SEC. 5.1

Pursuant to the provisions of Article VIII, Sec. 8.1, the Board of Directors on October 27, 1988, did approve the following amendment to the Plan, and the stockholders at the annual meeting on December 3, 1988, did ratify and approve such amendment, which is as follows:

SEC. 5.1 LIMITATION

The number of shares of stock which may be issued and sold hereunder shall not exceed 138,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Sec. 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN


                             AMENDMENT TO SEC. 5.1

Pursuant to the provisions of Article VIII, Sec. 8.1, the Board of Directors on October 28, 1991, did approve the following amendment to the Plan, and the stockholders at the annual meeting on December 14, 1991, did ratify and approve such amendment, which is as follows:

SEC. 5.1 LIMITATION

The number of shares of stock which may be issued and sold hereunder shall not exceed 241,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Sec. 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        NONQUALIFIED STOCK OPTION PLAN

                             AMENDMENT TO SEC. 5.1

Pursuant to the provisions of Article VIII, Sec. 8.1, the Board of Directors on November 3, 1992, did approve the following amendment to the Plan, and the stockholders at the annual meeting on December 12, 1992, did ratify and approve such amendment, which is as follows:

SEC. 5.1 LIMITATION

The number of shares of stock which may be issued and sold hereunder shall not exceed 271,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Sec. 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

                  VME MICROSYSTEMS INTERNATIONAL CORPORATION

                        AMENDMENTS TO STOCK OPTION PLAN

Pursuant to the provisions of Article VIII, Sec. 8.1, the Board of Directors on November 14, 1994, did approve the following amendments to the Plan, and the stockholders at the annual meeting on December 10, 1994, did ratify and approve such amendments, which are as follows:

Sec. 1.1(c)

"Option" shall mean an incentive stock option or nonqualified (i.e. non-statutory) stock option to purchase Stock granted pursuant to the provisions of
Article VI hereof.

Sec. 5.1  Limitations

The number of shares of stock which may be issued and sold hereunder shall not exceed 431,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Sec. 5.3 hereof. In either event, such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

Sec. 6.1 Option Grant and Agreement

Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the committee and by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth the type of option, i.e. incentive or nonqualified, and such terms and conditions as may be determined by the Committee consistent with the Plan.

Sec. 6.8 Incentive Stock Options

Any incentive stock option granted pursuant to this Plan shall be in compliance with and conform to the requirements and provisions of the Internal Revenue Code related to incentive stock options, including but not limited to I. R. C. ?422. In no event shall the aggregate fair market value (determined at the time an incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations, or a predecessor corporation as defined in I. R.
C. ?424 (f)) exceed $100,000.
 VME MICROSYSTEMS INTERNATIONAL CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT is made and entered into as of the ______ day of ___________, 1995 by and between VME Microsystems International Corporation, a Delaware Corporation (herein called the "Corporation") and the undersigned employee of the Corporation (herein called the "Employee" or "Optionee").

        WHEREAS, the Board of Directors of the Corporation, with the approval and authorization of the shareholders thereof, has adopted a STOCK OPTION PLAN (the "Plan"), a copy of which is attached hereto and all of the provisions of which are made a part hereof, in the conviction that it is in the best interest of the Corporation for certain key employees to acquire a proprietary interest in the Corporation, and

        WHEREAS, the administration of the Plan is controlled by the Stock Option Committee; and

        WHEREAS, the Stock Option Committee (herein called the "Committee"), having determined that the Employee is qualified to participate under the Plan, has, as of the date hereof, awarded this option (hereinafter referred to as "the option" or "this option") to acquire stock to the Employee;

        THEREFORE, with due consideration to the purposes of this Agreement and the mutual contract herein, the parties agree to the following:

        1. The Corporation hereby grants to the Employee as a matter of separate inducement and agreement in connection with his employment by the Corporation, and not in lieu of any salary or other compensation for his services, the right and option to purchase on the terms and conditions herein set forth all or any part of an aggregate of _______ shares (herein termed "the maximum number of shares available") of the presently authorized common stock of the Corporation ($.10 par value), at the purchase price of eight dollars and 00/100's ($8.00) per share. The above price per share and maximum number of shares available shall be appropriately adjusted in the event of any stock split, stock dividend, or other recapitalization of the Corporation pursuant to and as provided by Section 5.3 of the Plan, as same may then provide, subject to any amendments to such provisions. This Stock Option Agreement shall continue for sixty (60) months from the date hereof,the commencement date of this Agreement, except as and to the extent that the term of the option may be reduced as provided in paragraphs 3 and
        4. This Agreement is intended to provide to the Employee a nonstatutory stock option (reference Section 83 as provided in the Internal Revenue Code of 1986, as amended).

        2. The option granted hereunder shall be exercisable by the giving of not less than fifteen (15) days written notice of exercise to the Corporation, specifying the number of shares to be purchased and accompanying such notice with payment of the full purchase price therefor. This option shall be exercisable during the lifetime of the Employee and only by him. The exercise of any option hereunder is subject to the limitation that the Employee may not exercise this option, wholly or partially, while there is outstanding any other option to purchase stock of the Corporation under the Plan, which was granted before this option. The Stock Option Committee shall have full authority in determining when and if options may be exercised before their expiration date.

        3. Subject to the other provisions hereof, in the event of (a) the death of the Employee while in the employ of the Corporation or an affiliated corporation of the Corporation, or (b) his death within thirty (30) days after any cessation of his said employment, this option may be exercised only within six (6) months following such death, and then only (i) by the persons to whom the Employee's rights under this option shall pass by the Employee's will or by the laws of descent and distribution and (ii) if and to the extent that the Employee was entitled to exercise this option or any portion thereof be exercisable more than sixty (60) months after the commencement date of this Stock Option Agreement, as defined in paragraph 1.

        4. Subject to other provisions hereof, if the Employee shall cease to be employed by the Corporation or an affiliated corporation of the Corporation for any reason other than death, he may, but only within thirty (30) days following such cessation of employment, exercise this option to the extent and only to the extent that he was entitled to exercise it at the date of such cessation of employment, and any unexercised portion of the option granted hereunder and all of the Employee's rights hereunder with respect to such option shall terminate unless exercised within thirty (30) days of the date of such cessation of employment; provided, however, that in no event shall the option or any portion thereof be exercisable more than sixty (60) months after the commencement date of this Agreement, as defined in paragraph 1.

        5. The Employee shall have the right to purchase a number of shares under the terms of this option in accordance with the following schedule:

        (a) Prior to the end of the first twelve months following the commencement date, no stock option may be exercised.

        (b) At the end of the first twelve months following the commencement date, ten percent (10%) of the maximum number of shares available to Employee shall be subject to exercise.

        (c) At the end of two years following the commencement date, an additional twenty percent (20%) of the maximum number of shares available to the Employee shall be subject to exercise.

        (d) At the end of three years following the commencement date, an additional thirty percent (30%) of the maximum number of shares available to the Employee shall be subject to exercise.

        (e) At the end of four years following the commencement date, an additional forty percent (40%) of the maximum number of shares available to the Employee shall be subject to exercise.

        (f) Thereafter, all of the maximum number of shares available to the Employee shall be subject to exercise.

        In the event that the application of the foregoing formula at any time results in a fraction of a share being subject to exercise by the Employee, the entirety of such share shall be deleted from the number of shares available to the Employee until the following year. The Employee may buy all, or from time to time any part, of the maximum number of shares for which the right to purchase has occurred at that time in accordance with the provisions hereof, but in no case may the Employee exercise this option for a fraction of a share. In no event shall the option or any portion thereof be exercisable more than sixty
        (60) months after the commencement date of this Agreement, as defined in paragraph 1. All of the foregoing schedule is subject to the Employee continually having remained in the employ of the Corporation from the commencement date until the time prescribed.

        6. By accepting this option, the Employee agrees for himself and his legal representatives that any and all shares purchased upon the exercise of this option shall be acquired for investment and not for distribution. Such shares unless registered under applicable securities laws may not be sold or transferred absent an exemption from registration and the Employee may be required to hold such shares indefinitely. The share certificates shall bear a restrictive securities legend.

        7. If, at any time, either during or after his employment by the Corporation or an affiliated corporation of the Corporation, the Employee desires to sell any shares of the Corporation which have been obtained through exercise of this Stock Option Agreement, he shall give notice to the Secretary of the Corporation of his intention to sell said shares. Said notice shall contain:

        (a) A statement signed by Employee notifying the Corporation that he desires to sell shares pursuant to a bona fide offer to purchase.

        (b) A copy of the terms of the bona fide offer to purchase such shares setting forth the following:

                (1)  The full name and address of the intended purchaser;

                (2) The number of shares to be purchased or transferred to purchaser;

                (3)  The price per share;

                (4) The terms under which the purchase or transfer is intended to be made;

                (5) A statement, signed by the intended purchaser, that the terms specified are a bona fide offer to purchase;

                (6) A representation by purchaser that he has the financial or other capability necessary to complete the transaction as proposed.

        The Corporation shall have ten (10) days from the date of receipt of such notice by the Secretary within which to exercise an option to purchase said stock at the same price and upon the same terms as set forth in said notice. The Corporation may, in exercising the option, designate one or more nominees to purchase the stock, instead of the Corporation purchasing it itself. Said option shall apply to all but
        not less than all of the shares specified in the notice.   In the event
        the Corporation does not exercise said option, the Employee may sell the shares specified in the notice within thirty (30) days thereafter to the person, at the price and upon the terms and conditions specified in the notice. Employee may not sell said shares to any other person or at any different price or on any different terms without first re-offering the shares to the Corporation. The provisions of this paragraph shall cease to be applicable at such time as the shares of the Corporation are listed on any stock exchange, or there is an established market therefore on the over-the-counter market and said shares are listed in the pink or white sheets of the National Stock Quotation services or a
        comparable service.   The share certificates for such shares shall bear
        a legend  referencing  this first right of refusal.

        8. This option and the rights of Optionee are not assignable or transferable, except as has been specifically provided herein. Optionee shall have no rights as a stockholder prior to approval of purchase of shares pursuant to this option by the Committee and payment of the price
thereof.   Issuance  of certificates for any shares shall be subject to Section
7.1 of the Plan.

9.For the purpose hereof, an affiliated corporation is defined as subsidiary of Corporation, a corporation holding a majority of the voting stock of Corporation, or a corporation a majority of the voting stock of which is held by persons who hold a majority of the stock of Corporation.

10.This Stock Option Agreement, together with the attached STOCK OPTION PLAN, contains the entire agreement between the parties with respect to its subject matter. This Stock Option Agreement with the Employee in no way implies a guarantee of his continued employment by the Corporation.

This  Stock  Option  Agreement  shall  be binding upon and shall inure  to  the
benefit  of  the  respective  parties,  the  successors   and  assigns  of  the
Corporation, and the heirs, legatees and personal representatives of the Employee as provided herein.


                                         VME MICROSYSTEMS INTERNATIONAL
                                         CORPORATION

                                              Carroll E. Williams
                                         By:___________________________________
                                              Carroll E. Williams "Corporation"
                                              President


                                        _______________________________________
                                        "Employee"

               VME MICROSYSTEMS INTERNATIONAL CORPORATION
                    INCENTIVE STOCK OPTION AGREEMENT


        THIS AGREEMENT is made and entered into as of the ______ day of ____________, 1995 by and between VME Microsystems International Corporation, a Delaware Corporation (herein called the "Corporation") and the undersigned employee of the Corporation (herein called the "Employee" or "Optionee").

        WHEREAS, the Board of Directors of the Corporation, with the approval and authorization of the shareholders thereof, has adopted a STOCK OPTION PLAN (the "Plan"), a copy of which is attached hereto and all of the provisions of which are made a part hereof, in the conviction that it is in the best interest of the Corporation for certain key employees to acquire a proprietary interest in the Corporation, and

        WHEREAS, the administration of the Plan is controlled by the Stock Option Committee; and

        WHEREAS, the Stock Option Committee (herein called the "Committee"), having determined that the Employee is qualified to participate under the Plan, has, as of the date hereof, awarded this option (hereinafter referred to as "the option" or "this option") to acquire stock to the Employee;

        THEREFORE, with due consideration to the purposes of this Agreement and the mutual contract herein, the parties agree to the following:

        1. The Corporation hereby grants to the Employee as a matter of separate inducement and agreement in connection with his employment by the Corporation, and not in lieu of any salary or other compensation for his services, the right and option to purchase on the terms and conditions herein set forth all or any part of an aggregate of ________ shares (herein termed "the maximum number of shares available") of the presently authorized common stock of the Corporation ($.10 par value), at the purchase price of eight dollars and 00/100's ($8.00) per share. The above price per share and maximum number of shares available shall be appropriately adjusted in the event of any stock split, stock dividend, or other recapitalization of the Corporation pursuant to and as provided by Section 5.3 of the Plan, as
same may then provide, subject to any amendments to such provisions.   This
Stock Option Agreement shall continue for sixty (60) months from the date hereof, the commencement date of this Agreement, except as and to the extent that the term of the option may be reduced as provided in paragraphs 3 and 4. This Agreement is intended to provide to the Employee an incentive stock option as provided in the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, the option hereby granted is designated an incentive stock option. This option agreement shall be interpreted and administered in a manner consistent with the requirements of an incentive stock option under Section 422 of the Code, notwithstanding any provision to the contrary herein contained.

        2. The option granted hereunder shall be exercisable by the giving of not less than fifteen (15) days written notice of exercise to the Corporation, specifying the number of shares to be purchased and accompanying such notice
with  payment  of the  full purchase  price therefor.   This option shall be
exercisable during the lifetime of the Employee and only by him. The exercise of any option hereunder is subject to the limitation that the Employee may not exercise this option, wholly or partially, while there is outstanding any other option to purchase stock of the Corporation under the Plan, which was granted before this option. The Stock Option Committee shall have full authority in determining when and if options may be exercised before their expiration date.

        3. Subject to the other provisions hereof, in the event of (a) the death of the Employee while in the employ of the Corporation or an affiliated corporation of the Corporation, or (b) his death within thirty (30) days after any cessation of his said employment, this option may be exercised only within six (6) months following such death, and then only (i) by the persons to whom the Employee's rights under this option shall pass by the Employee's will or by the laws of descent and distribution and (ii) if and to the extent that the Employee was entitled to exercise this option or any portion thereof be exercisable more than sixty (60) months after the commencement date of this Stock Option Agreement, as defined in paragraph 1.

        4.  Subject to other  provisions  hereof,  if  the  Employee   shall
cease to be employed by the Corporation or an affiliated corporation of the Corporation for any reason other than death, he may, but only within thirty (30) days following such cessation of employment, exercise this option to the extent and only to the extent that he was entitled to exercise it at the date of such cessation of employment, and any unexercised portion of the option granted hereunder and all of the Employee's rights hereunder with respect to such option shall terminate unless exercised within thirty (30) days of the date of such cessation of employment; provided, however, that in no event shall the option or any portion thereof be exercisable more than sixty (60) months after the commencement date of this Agreement, as defined in paragraph 1.

        5. The Employee shall have the right to purchase a number of shares under the terms of this option in accordance with the following schedule:

        (a) Prior to the end of the first twelve months following the commencement date, no stock option may be exercised.

        (b) At the end of the first twelve months following the commencement date, ten percent (10%) of the maximum number of shares available to Employee shall be subject to exercise.

        (c) At the end of two years following the commencement date, an additional twenty percent (20%) of the maximum number of shares available to the Employee shall be subject to exercise.

        (d) At the end of three years following the commencement date, an additional thirty percent (30%) of the maximum number of shares available to the Employee shall be subject to exercise.

        (e) At the end of four years following the commencement date, an additional forty percent (40%) of the maximum number of shares available to the Employee shall be subject to exercise.

        (f) Thereafter, all of the maximum number of shares available to the Employee shall be subject to exercise.

In the event that the application of the foregoing formula at any time results in a fraction of a share being subject to exercise by the Employee, the entirety of such share shall be deleted from the number of shares available to the Employee until the following year. The Employee may buy all, or from time to time any part, of the maximum number of shares for which the right to purchase has occurred at that time in accordance with the provisions hereof, but in no case may the Employee exercise this option for a fraction of a share. In no event shall the option or any portion thereof be exercisable more than sixty (60) months after the commencement date of this
Agreement, as defined in paragraph  1.   All of  the foregoing schedule is
subject to the Employee continually having remained in the employ of the Corporation from the commencement date until the time prescribed.

        6. By accepting this option, the Employee agrees for himself and his legal representatives that any and all shares purchased upon the exercise of this option shall be acquired for investment and not for distribution. Such shares unless registered under applicable securities laws may not be sold or transferred absent an exemption from registration and the Employee may be required to hold such shares indefinitely. The share certificates shall bear a restrictive securities legend.


        7. If, at any time, either during or after his employment by the Corporation or an affiliated corporation of the Corporation, the Employee desires to sell any shares of the Corporation which have been obtained through exercise of this Stock Option Agreement, he shall give notice to the Secretary of the Corporation of his intention to sell said shares. Said notice shall contain:

        (a) A statement signed by Employee notifying the Corporation that he desires to sell shares pursuant to a bona fide offer to purchase.

        (b) A copy of the terms of the bona fide offer to purchase such shares setting forth the following:

                (1)  The full name and address of the intended purchaser;

                (2) The number of shares to be purchased or transferred to purchaser;

                (3)  The price per share;

                (4) The terms under which the purchase or transfer is intended to be made;

                (5) A statement, signed by the intended purchaser, that the terms specified are a bona fide offer to purchase;

                (6) A representation by purchaser that he has the financial or other capability necessary to complete the transaction as proposed.

The Corporation shall have ten (10) days from the date of receipt of such notice by the Secretary within which to exercise an option to purchase said stock at the same price and upon the same terms as set forth in said notice. The Corporation may, in exercising the option, designate one or more nominees to purchase the stock, instead of the Corporation purchasing it itself. Said option shall apply to all but not less than all of the shares specified in the notice. In the event the Corporation does not exercise said option, the Employee may sell the shares specified in the notice within thirty (30) days thereafter to the person, at the price and upon the terms and conditions specified in the notice. Employee may not sell said shares to any other person or at any different price or on any different terms without first re-offering the shares to the Corporation. The provisions of this paragraph shall cease to be applicable at such time as the shares of the Corporation are listed on any stock exchange, or there is an established market therefore on the over-the-counter market and said shares are listed in the pink or white sheets of the National Stock Quotation services or a comparable service. The share certificates for such shares shall bear a legend referencing this first right of refusal.

        8. This option and the rights of Optionee are not assignable or trans-ferable, except as has been specifically provided herein. Optionee shall have no rights as a stockholder prior to approval of purchase of shares pursuant to this option by the Committee and payment of the price
thereof.   Issuance  of certificates for any shares shall be subject to Section
7.1 of the Plan.

        9. For the purpose hereof, an affiliated corporation is defined as
subsidiary of Corporation,  a  corporation  holding  a  majority  of   the
voting stock of Corporation, or a corporation a majority of the voting stock of which is held by persons who hold a majority of the stock of Corporation.

       10. This Stock Option Agreement, together with the attached STOCK OPTION PLAN, contains the entire agreement between the parties with respect to its subject matter. This Stock Option Agreement with the Employee in no way implies a guarantee of his continued employment by the Corporation.

        This Stock Option Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of the Corporation, and the heirs, legatees and personal representatives of the Employee as provided herein.

                                VME MICROSYSTEMS INTERNATIONAL CORPORATION


                                      Carroll E. Williams
                                By:_____________________________________
                                      Carroll E. Williams "Corporation"
                                      President


                                ________________________________________
                                                             "Employee"

                   VME MICROSYSTEMS INTERNATIONAL CORPORATION

                       1992 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                   PURPOSES

     VME Microsystems International Corporation has established the plan set forth herein in order to encourage ownership of its Common Stock by its employees and employees of certain Affiliates, by providing them a convenient means for regular and systematic purchases on an advantageous basis, thereby increasing their interest in the Company's success.


                                  ARTICLE II

                                  DEFINITIONS

     "Affiliate" means a subsidiary of the Company (including corporations becoming subsidiaries subsequent to the adoption of the Plan) in an unbroken chain of corporations beginning with the Company if at the time of the granting of the Option each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "Company" means VME Microsystems International Corporation.

    "Board" means the Company's Board of Directors.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder.

    "Effective Date" means July 1, 1992.

    "Employee" means a full-time employee of the  Company.   A  person shall
not be considered a full-time employee of the Company if his customary employment is 20 hours or less per week or his customary employment is for not more than 5 months in any calendar year.

    "Employer" means  the  Company  and  its Affiliates which are designated
by the Board as an employer for purposes of this  Plan.   The  Board  may from
time to time change the designation of Affiliates who are employers for purposes of this Plan.

    "Option" means a right to purchase Stock granted under Section 4.1.

    "Option Period" means a three-month period beginning on the Effective Date of the Plan and any October 1, January 1, April 1, and July 1, thereafter and ending on the next December 31, March 31, June 30, or September 30.

    "Plan" means the VME Microsystems International Corporation 1992 Employee Stock Purchase Plan set forth herein, as it may be amended from time to time.

    "Stock" means the Common Stock of  VME Microsystems International
Corporation.

                                  ARTICLE III

                                  ELIGIBILITY

    An Employee shall be eligible to participate in the Plan if he has been employed by the Company for the 12-month period immediately preceding the date of participation in the Plan.

                                  ARTICLE IV

                              GRANTING OF OPTIONS

    4.1 OPTION PERIODS. On each October 1, January 1, April 1, and July 1, beginning with the Effective Date, each Employee who is eligible for an Option under Article III shall be granted an Option to purchase Stock from the Company on the last day of the Option Period beginning on that date, by authorizing payroll deductions under Article V. Notwithstanding the foregoing, no Employee shall be eligible for an Option under Article III if such Employee, immediately after the Option is granted, shall own 5 percent or more of the voting power or value of all classes of stock of the Company or of any of its Affiliates, treating the maximum amount of stock available to him under the Plan for such Option Period and shares subject to any other option as owned by him and treating as owned by him shares owned by others to the extent provided in Section 425(d) of the Code. Any Options granted in an Option Period which are not exercised on the last day of the Option Period shall expire as of the end of the Option Period.

    4.2 EXERCISE PRICE. Stock shall be purchased under each Option at 85 percent of its fair market value on the last day of the Option Period.

    4.3  NONTRANSFERABILITY.   Options  granted  to an Employee are not
transferable, and may be exercised during the Employee's lifetime only by him. Any attempt of assignment, transfer, pledge, hypothecation, or other disposition of any Option contrary to the provisions of this Plan, and the levy and attachment or any similar proceedings upon any Option, shall be null and void.

    4.4  STOCKHOLDER APPROVAL.   If  the  Plan  is  not  approved  by  the
Company's stockholders prior to January 1, 1993, the Plan shall be null and void.

    4.5  LIMITS  ON  STOCK  PURCHASE.   No  Employee  may  be granted an
Option which permits him to purchase during a calendar year under the Plan and any other employee stock purchase plan, within the meaning of Section 423 of the Code, shares of the Company and its Affiliates having an aggregate fair market value, determined at the time such Option is granted, of more than $25,000.

    4.6  AMOUNT OF STOCK AVAILABLE.   An aggregate of 50,000 shares of Stock
shall be available for purchase under the Plan, subject to adjustment under
Section 4.7. To the extent Options expire unexercised, the Stock subject to such Options shall become available for subsequent grant. Stock available for purchase under the Plan shall be authorized but unissued shares or treasury shares.

    4.7  ADJUSTMENTS OF AMOUNT OF STOCK.   In  the  event  of change in the
number of shares of Stock outstanding by reason of a stock dividend, stock split or other recapitalization, or by reason of a merger or consolidation or otherwise, the number of shares of stock available under this Plan, and the fair market value of such shares at the beginning of the Option Period during which such change occurs, shall be adjusted in such manner as the Board, in its discretion, deems equitable and appropriate.

                                   ARTICLE V

                               PAYMENT FOR STOCK

    5.1 PAYROLL DEDUCTIONS. Each Employee may exercise Options granted to him under Section 4.1, exclusively by authorizing payroll deductions on a form provided by his Employer. The actual exercise of the Options shall occur on the last day of the Option Period. Deductions may be authorized beginning July 1, 1992, or any October 1, January 1, April 1, or July 1, thereafter, in any integral percentage, of an Employee's basic rate of compensation paid by the Employer. Total deductions may not exceed $25,000 for any calendar year. A payroll deduction authorization hereunder shall remain in effect until discontinued under Section 5.3.

    5.2 PURCHASE OF STOCK. As of the last day of each Option Period the amount of payroll deductions during such Option Period for each person who remains an Employee on such date shall be used to purchase from the Company
whole shares of Stock under the Employee's Option.   Any  balance which is
attributable to a fractional share shall be retained by the Employer and treated as a payroll deduction by the Employee for the next Option Period if he remains an Employee. Upon the purchase of shares of Stock under an Option, the Company shall deliver, or cause to be delivered, promptly to the Employee stock certificates for such shares. Such shares shall be registered in the name of the Employee or in the Employee's name jointly with a member of the Employee's family.

    5.3  DISCONTINUANCE.   An  Employee may discontinue payroll deductions
authorized under Section 5.1 at any time, by signing and filing with his Employer, within the time prescribed in rules and regulations adopted under
Article VIII, a form provided for this purpose. Once discontinued hereunder, payroll deductions may not be made again until the next succeeding October 1.

    5.4 REFUND OF CONTRIBUTIONS. If during an Option Period an Employee for whom contributions are being made under Section 5.1 becomes ineligible to have Stock purchased from him under Section 5.1, or discontinues his contributions under Section 5.3, his payroll deductions during such Option Period shall be returned without interest to him within 30 days of the date on which the Company first learns of the Employee's ineligibility, or the date on which the Employee informs the Company that he wishes to
discontinue  contributions.   If  the aggregate amount of payroll deductions
under Section 5.1, during any Option Period exceeds the purchase price of Stock available under the Plan, the available Stock shall be allocated to Employees in proportion to the respective maximum numbers of shares that can be purchased during the Option Period, and amounts not used to purchase Stock shall be returned without interest to the respective Employees as soon as practicable. Any payroll deductions in excess of the limits in Section 4.5 shall be returned without interest to an Employee within 30 days of the date on which the Company first learns of the existence of any excess contributions.

     5.5  RIGHTS OF EMPLOYEES.   An Employee shall have no right, title or
interest in any Stock subject to an Option, including no right to receive dividends, until such Stock has been purchased for him and issued to him.

    5.6 REQUIREMENTS OF SECURITIES LAWS. No shares of Stock may be issued under any Option until all requirements of Federal, state or other securities laws, and of any securities exchange upon which Stock may be listed, with respect to the purchase, sale and issuance of the Stock shall have been
satisfied.   If  any action must  be taken because of such requirements, then the purchase, sale and issuance of the shares shall be postponed until such action can reasonably be taken. Upon demand by the Company, an Employee shall deliver to the Company a representation in writing that the purchase of all shares of Stock under an Option is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may reasonably require in order to comply with any registration requirements or exemptions therefrom of applicable securities laws.

                                  ARTICLE VI

                                APPLICABLE LAW

Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.

                                  ARTICLE VII

                            AMENDMENT;  TERMINATION

    7.1  AMENDMENT.   The Board may amend this Plan at any time in such manner
and to such extent as it deems appropriate; provided, that no such amendment shall, without approval of the stockholders of the Company, increase the number of shares of Stock available for purchase under the Plan, except as provided in Section 4.7.

    7.2  TERMINATION.   The  Plan  may be terminated by the Board at any time,
in its entirety or as to any group of  Employees.   In the event of termination
of the participation of an Employee under this Article VII during an Option Period, no further payroll deductions shall be made with respect to such Employee's annual basic rate of compensation under Section 5.1, but Stock shall be purchased for him under the terms of Section 5.2 as of the last day of the Option Period. If the Plan is terminated by the Board under this Article
VII  and  if  (a)  any reclassification   or   change   of   outstanding shares
of Stock, (b) any consolidation or merger of the Company with or into another corporation, or (c) any sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company occurs on or prior to the last day of the Option Period during which the Plan is terminated, then notwithstanding the foregoing, no Stock shall be purchased as of the last day of such Option Period and each Optionee's payroll deductions during such Option Period shall be returned without interest to him within 30 days.

                                 ARTICLE VIII

                                ADMINISTRATION

    A Committee of persons, none of whom is eligible to receive an option or was eligible to receive an option under the Plan within one year prior to becoming a Committee member, appointed by the Board of Directors shall have the authority and responsibility for administration of the Plan. The Board may from time to time appoint or dismiss members of the Committee. The Board may prescribe, amend and rescind, and the Committee may recommend to the Board, rules and regulations for administration of the Plan, and the Committee shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, conclusive and binding upon all parties, including the Company, its Affiliates, the stockholders, the Employees and
all  persons  or  entities claiming by or through the Employees.   The Board
may correct any defect or any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. The expense of the Plan shall be paid for by the Company.

                                   ARTICLE X

             LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN

    Each Employee will agree by entering the Plan, promptly to give the Company notice of any Stock disposed of within two years after the date of the last day of the Option Period during which the Stock was purchased showing the number of such shares disposed of and the date or dates of disposition. Any such resales shall not violate any applicable exemption from registration available to the Company in connection with the sale of such stock to the Employee hereunder.

                               AMENDMENT NO. 1
                                      TO
                  VME MICROSYSTEMS INTERNATIONAL CORPORATION
                       1992 EMPLOYEE STOCK PURCHASE PLAN


    THIS AMENDMENT NO. 1 TO VME MICROSYSTEMS INTERNATIONAL CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is adopted on this the 11th day of December, 1992, by VME Microsystems International Corporation (the "Company") pursuant to a resolution of the Board of Directors of the Company adopted December 11, 1992. Section 7.1 of the Plan stated that the Board of Directors of the Company may amend the Plan at any time in such
manner  and  to  such  extent as it deems appropriate;   provided that no such
amendment shall, without approval of the stockholders of the Company, increase the number of shares of stock available for purchase under the Plan, except as provided in Section 4.7. The Board of Directors pursuant to the authority granted to it in Section 7.1 of the Plan does hereby amend the Plan to provide as follows: (1)A new Article XI is hereby added to read as follows:

    "Each Employee exercising an option and acquiring stock of the Company shall be required to offer the Company the right to repurchase the stock if his employment terminates and shall give the Company the first right of refusal in the event he desires or his heirs and personal representatives desire to sell any of the stock purchased pursuant to exercise of an option under the Plan. The terms and conditions of such option to repurchase and first right of refusal shall be determined by the Committee in its discretion." (2)Section 5.2 is hereby amended to provide that the Company may issue stock certificates on an annual basis unless an Employee specifically requests certificates to be issued upon each option exercise. The above amendment shall be effective January 1, 1993. Except as provided above, the Plan shall remain in full force and effect according to its terms and conditions.

    IN WITNESS WHEREOF, the foregoing Amendment has been adopted by the undersigned on the date and year first above written.

                                VME MICROSYSTEMS INTERNATIONAL CORPORATION

                                       Carroll E. Williams
                                BY:___________________________________________
                                     Its President and Chief Executive Officer